$1,000,000,000



                      CREDIT AGREEMENT


                           among


             AMERICAN HOME PRODUCTS CORPORATION,


                 THE LENDERS PARTIES HERETO

                            and


                       CHEMICAL BANK,
                          as Agent



                  Dated as of April 29, 1993

                     TABLE OF CONTENTS

                                                     Page

SECTION 1.  DEFINITIONS. .............................  1

     1.1    Defined Terms..............................  1
     1.2    Other Definitional Provisions.............. 14

SECTION 2.  THE COMMITTED RATE LOANS; THE BID LOANS;
              AMOUNT AND TERMS......................... 14

      2.1   The Committed Rate Loans................... 14
      2.2   The Bid Loans.............................. 15
      2.3   Denomination of Committed Rate Loans....... 19
      2.4   Fees....................................... 19
      2.5   Changes of Commitments..................... 20
      2.6   Optional Prepayments....................... 20
      2.7   Minimum Principal Amount of Tranches and
             Maximum Number of Tranches................ 20
      2.8   Committed Rate Loan Interest Rates and
             Payment Dates............................. 20
      2.9   Conversion Options..........................21
      2.10  Computation of Interest and Fees........... 22
      2.11  Pro Rata Treatment and Payments............ 23
      2.12  Non-Receipt of Funds by the Agent.......... 24
      2.13  Inability to Determine Interest Rate....... 25
      2.14  Illegality................................. 26
      2.15  Requirements of Law........................ 26
      2.16  Indemnity.................................. 29
      2.17  Taxes.......................................29
      2.18  Extension of Termination Date, Replacement
             of Exiting Lender......................... 31

SECTION 3.  REPRESENTATIONS AND WARRANTIES............. 32

       3.1  Financial Condition........................ 32
       3.2  No Change.................................. 32
       3.3  Corporate Existence; Compliance with Law... 32
       3.4  Corporate Power; Authorization; Enforceable
             Obligations............................... 33
       3.5  No Legal Bar; No Default................... 33
       3.6  No Material Litigation..................... 33
       3.7  Investment Company Act..................... 34
       3.8  Federal Regulations ....................... 34
       3.9  ERISA...................................... 34
      3.10  Environmental Matters...................... 34
      3.11  Purpose of Loans........................... 35

SECTION 4.  CONDITIONS PRECEDENT........................36

       4.1  Conditions to Initial Loans................ 36
       4.2  Conditions to All Loans.................... 36
       4.3  Conditions to All Committed Rate Loans..... 38

SECTION 5.  AFFIRMATIVE COVENANTS...................... 38

       5.1  Financial Statements....................... 38
       5.2  Certificates; Other Information............ 39
       5.3  Payment of Obligations..................... 39
       5.4  Conduct of Business and Maintenance of
             Existence................................. 39
       5.5  Maintenance of Property; Insurance......... 40
       5.6  Inspection of Property; Books and Records;
             Discussions............................... 40
       5.7  Notices.................................... 40
       5.8  Environmental Laws......................... 41

SECTION 6.  EVENTS OF DEFAULT.......................... 42

SECTION 7.  THE AGENT.................................. 45

       7.1  Appointment................................ 45
       7.2  Delegation of Duties....................... 45
       7.3  Exculpatory Provisions..................... 45
       7.4  Reliance by Agent.......................... 46
       7.5  Notice of Default.......................... 46
       7.6  Non-Reliance on Agent, Other Lenders and
             CBASC..................................... 47
       7.7  Indemnification............................ 47
       7.8  Agent in Its Individual Capacity........... 48
       7.9  Successor Agent............................ 48

SECTION 8.  MISCELLANEOUS.............................. 48

       8.1  Amendments and Waivers..................... 48
       8.2  Removal of a Lender by the Borrower........ 49
       8.3  Notices.................................... 49
       8.4  No Waiver; Cumulative Remedies............. 50
       8.5  Survival of Representations and Warranties. 50
       8.6  Payment of Expenses and Taxes.............. 50
       8.7  Successors and Assigns; Participations;
             Purchasing Lenders.........................51
       8.8  Adjustments; Set-off....................... 55
       8.9  Table of Contents and Section Headings..... 56
       8.10 Counterparts............................... 56
       8.11 Severability............................... 57
       8.12 Integration.................................57
       8.13 Governing Law...............................57
       8.14 Consent to Jurisdiction and Service of
             Process; Waivers.......................... 57
       8.15 Confidentiality............................ 58
       8.16 Acknowledgements........................... 58
       8.17 Waivers of Jury Trial...................... 59
PAGE

EXHIBITS

Exhibit A     Form of Committed Rate Note
Exhibit B     Form of Grid Bid Loan Note
Exhibit C     Form of Individual Bid Loan Note
Exhibit D     Form of Borrowing Notice
Exhibit E     Form of Bid Loan Request
Exhibit F-1   Form of Bid Loan Offer - Absolute Bid Loans
Exhibit F-2   Form of Bid Loan Offer - Index Rate Bid Loans
Exhibit G     Form of Bid Loan Confirmation
Exhibit H     Form of Bid Loan Assignment
Exhibit I     Form of Commitment Transfer Supplement
Exhibit J     Form of Certificate of Secretary of the Borrower
Exhibit K     Form of Opinion of Counsel to the Borrower
Exhibit L     Form of Acknowledgment and Release (subsection
               2.15(d))
Exhibit M     Form of Acknowledgment and Release (subsection
               2.18)
Exhibit N     Form of Acknowledgment and Release (subsection 8.2)

SCHEDULES

Schedule 3.6  Material Litigation
PAGE

     CREDIT AGREEMENT, dated as of April 29, 1993, among AMERICAN
HOME PRODUCTS CORPORATION, a Delaware corporation
(the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement
(collectively, the "Lenders"; individually, a "Lender") and CHEMICAL BANK, a New York banking corporation, as agent for the Lenders hereunder (in such capacity, the "Agent").


                           W I T N E S S E T H :


     WHEREAS, the Borrower has requested the Lenders to make loans to it in an amount up to $1,000,000,000 as more particularly described herein;

     WHEREAS, the Lenders are willing to make such loans on the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:


                      SECTION 1:  DEFINITIONS

     1.1 Defined Terms. As used in this Agreement, terms defined in the preamble to this Agreement have the meanings therein indicated, and the following terms have the following meanings:

     "Absolute Rate Bid Loan Request": any Bid Loan Request requesting the Bid Loan Lenders to offer to make Bid Loans at an absolute rate (as opposed to a rate composed of the Applicable
Index Rate plus (or minus) a margin).

     "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" a Person if such Person possesses, directly or indirectly, power either (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Aggregate Loans": at a particular time, the sum of the then aggregate outstanding principal amount of Committed Rate
Loans and Bid Loans.

     "Agreement": this Credit Agreement, as amended, supplemented or modified from time to time in accordance with its terms.

     "Alternate Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chemical as its prime rate in effect at its principal office in New York City (each change in the Prime Rate to be effective on the date such change is publicly announced); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and
(ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and
(b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the immediately preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such immediately preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day, (or, if such day shall not be a Business Day, on the immediately preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective

Rate shall be effective on the opening of business on the date of such change.

     "Alternate Base Rate Loans": Committed Rate Loans that bear interest at an interest rate based on the Alternate Base Rate.

     "Applicable Index Rate": in respect of any Bid Loan requested pursuant to an Index Rate Bid Loan Request, the Eurodollar Rate applicable to the Interest Period for such Bid
Loan.

     "Applicable Margin": the Applicable Margin shall be the rate per annum set forth below for each Type of Loan:

                               Alternate
     Eurodollar     C/D         Base Rate
        Loans     Rate Loans      Loans
        .125%        .250%              0%

     "Bid Loan": each Bid Loan made pursuant to subsection 2.2; the aggregate amount advanced by a Bid Loan Lender pursuant to subsection 2.2 on each Bid Loan Date shall constitute one or more Bid Loans, as specified by such Bid Loan Lender pursuant to subsection 2.2(b)(viii).

     "Bid Loan Assignees":  as defined in subsection 8.7(c).

     "Bid Loan Assignment": a Bid Loan Assignment, substantially in the form of Exhibit H.

     "Bid Loan Confirmation": each confirmation by the Borrower of its acceptance of Bid Loan Offers, which Bid Loan Confirmation shall be substantially in the form of Exhibit G and shall be delivered to the Agent by facsimile transmission.

     "Bid Loan Date": in respect of a Bid Loan, the day on which a Bid Loan Lender makes such Bid Loan pursuant to subsection 2.2.

     "Bid Loan Lenders": Lenders from time to time designated as Bid Loan Lenders by the Borrower by written notice to the Agent
(which notice the Agent shall transmit to each such Bid Loan
Lender).

     "Bid Loan Offer": each offer by a Bid Loan Lender to make Bid Loans pursuant to a Bid Loan Request, which Bid Loan Offer shall contain the information specified in Exhibit F-1, in the case of an Absolute Rate Bid Loan Request, or F-2, in the case of an Index Rate Bid Loan Request, and shall be delivered to the Agent by facsimile transmission or by telephone immediately confirmed by facsimile transmission.

     "Bid Loan Request": each request by the Borrower for Bid Loan Lenders to submit bids to make Bid Loans, which shall contain the information in respect of such requested Bid Loans specified in Exhibit E and shall be delivered to the Agent by facsimile transmission or by telephone immediately confirmed by facsimile transmission.

     "Bid Notes":  the collective reference to the Grid Bid Loan
Notes and the Individual Bid Loan Notes; individually, a "Bid
Note".

     "Borrowing Date": in respect of any Committed Rate Loan, the date such Committed Rate Loan is made.

     "Business":  as defined in subsection 3.10.

     "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a Eurodollar Loan or an Index Rate Bid Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market.

     "CBASC":  Chemical Bank Agency Services Corporation.

     "C/D Assessment Rate": for any day, the net annual assessment rate (rounded upward to the nearest 1/100th of 1%) determined by Chemical to be payable on such day to the Federal Deposit Insurance Corporation or any successor ("FDIC") for FDIC's insuring time deposits made in Dollars at offices of Chemical in the United States.

     "C/D Base Rate": with respect to each day during each Interest Period pertaining to a C/D Rate Loan, the rate of interest per annum determined by the Agent to be the arithmetic average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Agent by each of the Reference Lenders as the average rate bid at 9:00 A.M., New York City time, or as soon thereafter as practicable, on the first day of such Interest Period by a total of three certificate of deposit dealers of recognized standing selected by such Reference Lender for the purchase at face value from such Reference Lender of its certificates of deposit in an amount comparable to the C/D Rate Loan of such Reference Lender to which such Interest Period applies and having a maturity comparable to such Interest Period.

     "C/D Rate":  with respect to each day during each Interest
Period pertaining to a C/D Rate Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                 C/D Base Rate         + C/D Assessment Rate
  1.00 - C/D Reserve Percentage

     "C/D Rate Loans": Committed Rate Loans that bear interest at an interest rate based on the C/D Rate.

     "C/D Reserve Percentage": for any day as applied to any C/D Rate Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding one billion Dollars in respect of new non-personal time deposits in Dollars in New York City having a maturity comparable to the Interest Period for such C/D Rate Loan and in an amount of $100,000 or more.

     "Chemical":  Chemical Bank.

     "Closing Date": the date on which each of the conditions specified in subsection 4.1 are satisfied in full or waived in accordance with this Agreement.

     "Code": the Internal Revenue Code of 1986, as amended from time to time.

     "Commitment": as to any Lender, the obligation of such Lender to make Committed Rate Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on the signature pages hereof, as such amount may from time to time be reduced in accordance with this Agreement; collectively, as to all the Lenders, the "Commitments".

     "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

     "Commitment Period": the period from and including the Closing Date to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

     "Commitment Transfer Supplement":  a Commitment Transfer
Supplement, substantially in the form of Exhibit I.

     "Committed Rate Loans":  Loans made pursuant to subsection
2.1.

     "Committed Rate Note":  as defined in subsection 2.1(c);
collectively, the "Committed Rate Notes".

     "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

     "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     "Default": any of the events specified in Section 6, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

     "Dollars" and "$":  dollars in lawful currency of the United
States of America.

     "Domestic Lending Office": initially, the office of each Lender designated as such Lender's Domestic Lending Office under such Lender's name on the signature pages hereof; thereafter, such other office of such Lender as such Lender may from time to time specify to the Agent and the Borrower as the office of such Lender at which the C/D Rate Loans and Alternate Base Rate Loans of such Lender are to be made.

     "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Agreement.

     "ERISA":  the Employee Retirement Income Security Act of
1974, as amended from time to time.

     "Eurodollar Lending Office": initially, the office of each Lender designated as such Lender's Eurodollar Lending Office under such Lender's name on the signature pages hereof; thereafter, such other office of such Lender as such Lender may from time to time specify to the Agent and the Borrower as the office of such Lender at which the Eurodollar Loans of such Lender are to be made.

     "Eurodollar Loans": Committed Rate Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

     "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan or an Index Rate Bid Loan, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Reference Lender are customarily conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount (i) in the case of Eurodollar Loans, comparable to the amount of the Eurodollar Loan of such Reference Lender to be outstanding during such Interest Period and (ii) in the case of an Index Rate Bid Loan by a Bid Loan Lender, equal to the amount of the Index Rate Bid Loan or Loans of such Bid Loan Lender to which such Interest Period applies.

     "Event of Default":  any of the events specified in Section
6; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.

     "Existing Facility": the Credit Agreement, dated as of April 29, 1988, as amended, among the Borrower, the Banks party thereto and Chemical (as successor by merger to Manufacturers
Hanover Trust Company) as agent.

     "Facility Fee":  as defined in subsection 2.4.

     "Federal Funds Effective Rate": as defined in the definition of "Alternate Base Rate".

     "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "GAAP": generally accepted accounting principles in effect in the United States of America from time to time.

     "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Grid Bid Loan Note":  as defined in subsection 2.2(b)(vii);
collectively, the "Grid Bid Loan Notes".

     "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
(ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

     "Index Rate Bid Loan": any Bid Loan made at an interest rate based upon the Applicable Index Rate (as opposed to an absolute rate).

     "Index Rate Bid Loan Request": any Bid Loan Request requesting the Bid Loan Lenders to offer to make Index Rate Bid
Loans at an interest rate equal to the Applicable Index Rate plus
(or minus) a margin.

     "Individual Bid Loan Note":  as defined in subsection
2.2(b)(vii); collectively, the "Individual Bid Loan Notes".

     "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

     "Insolvent":  pertaining to a condition of Insolvency.

     "Interest Payment Date": (a) as to any Alternate Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less and any C/D Rate Loan having an Interest Period of 90 days or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan or C/D Rate Loan having an Interest Period longer than three months or 90 days, respectively, each day which is three months or 90 days, respectively, after the first day of such Interest Period and the last day of such Interest Period.

     "Interest Period":  (a)  with respect to any Eurodollar
Loan,

          (i)  initially, the period commencing on the Borrowing
Date or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion given with respect thereto; and

          (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

(b)  with respect to any C/D Rate Loan,

                (i)  initially, the period commencing on the
Borrowing Date or conversion date, as the case may be, with respect to such C/D Rate Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion given with respect thereto; and

                (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such C/D Rate Loan and ending 30, 60, 90 or 180 days thereafter, as selected by the Borrower by irrevocable notice to the Agent not less than two Business Days prior to the last day of the then current Interest Period with respect thereto; and

            (c) with respect to any Bid Loan, the period commencing on the Bid Loan Date with respect to such Bid Loan and ending on the date not less than 7 nor more than 180 days thereafter, as specified by the Borrower in such Bid Loan
Request;

provided that the foregoing provisions are subject to the following:

                 (A)  if any Interest Period pertaining to a
Eurodollar Loan or an Index Rate Bid Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (B)  any Interest Period pertaining to a
Eurodollar Loan or an Index Rate Bid Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

                   (C)  if any Interest Period pertaining to a
C/D Rate Loan or a Bid Loan made pursuant to an Absolute Rate Bid
Loan Request would otherwise end on a day which is not a Business
Day, such Interest Period shall be extended to the next succeeding Business Day;

                    (D)  if the Borrower shall fail to give
notice as provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected Eurodollar Loan or the affected C/D Rate Loan, as the case may be;

                     (E)  any Interest Period in respect of a Bid
Loan that would otherwise extend beyond the Termination Date shall end on the Termination Date; and

                      (F)  any Interest Period in respect of a
Committed Rate Loan that would otherwise extend beyond the Maturity Date for such Committed Rate Loan shall end on such Maturity Date.

     "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

     "Loans":  the collective reference to the Committed Rate
Loans and the Bid Loans.

     "Majority Lenders":  at any time, Lenders whose Commitment
Percentages aggregate at least 50.1%.

     "Material Adverse Effect": a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement or any of the Notes or (c) the validity or enforceability of this Agreement or any of the Notes or the rights or remedies of the Agent or the Lenders hereunder or thereunder.

     "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

     "Maturity Date": as to any Eurodollar Loan or C/D Rate Loan which shall be outstanding on the Termination Date, the first anniversary of the date immediately preceding the first day of the then current Interest Period with respect thereto; as to any Alternate Base Rate Loan which shall be outstanding on the Termination Date, the first anniversary of the date immediately preceding the Termination Date.

     "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

     "Notes":  the collective reference to the Committed Rate
Notes and the Bid Notes.

     "Participant":  as defined in subsection 8.7(b).

     "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

     "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

     "Plan": at any particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Prime Rate":  as defined in the definition of Alternate
Base Rate.

     "Properties":  as defined in subsection 3.10(a).

     "Purchasing Lenders":  as defined in subsection 8.7(d).

     "Reference Lenders":  initially, Chemical Bank, J.P. Morgan
Delaware and Commerzbank A.G., Grand Cayman Branch.

     "Register":  as defined in subsection 8.7(e).

     "Release": an Acknowledgment and Release (i) substantially in the form of Exhibit L if delivered pursuant to subsection 2.15(d), (ii) substantially in the form of Exhibit M if delivered pursuant to subsection 2.18 and (iii) substantially in the form of Exhibit N if delivered pursuant to subsection 8.2.

   "Reorganization": with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

     "Reportable Event":  any of the events set forth in Section
4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

     "Required Lenders":  at any time, Lenders whose Commitment
Percentages aggregate at least 66-2/3%.

     "Requirement of Law": as to any Person, the Certificate of Incorporation and By-laws or other organizational or governing documents of such Person, and each law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any

of its property or to which such Person or any of its property is subject.

     "Responsible Officer":  as to the Borrower, the Executive
Vice President, the Vice President - Finance, the Treasurer, the
Comptroller, the Assistant Comptroller, the Deputy Treasurer or any Assistant Treasurer of the Borrower.

     "Significant Subsidiary": any Subsidiary other than Genetics Institute, Inc. that satisfies the requirements of Rule
1-02(v) of Regulation S-X as adopted by the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934 as in force on the date of this Agreement.

     "Single Employer Plan":  any Plan which is covered by Title
IV of ERISA, but which is not a Multiemployer Plan.

     "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Termination Date": the earlier of (a) the date 364 days after the date hereof, as such date may be extended in accordance with the terms of subsection 2.18 and (b) the date on which the Commitments shall terminate in accordance with the provisions of this Agreement.

     "Tranche": the collective reference to Eurodollar Loans, C/D Rate Loans or Alternate Base Rate Loans whose Interest Periods begin and end on the same day. A Tranche may be a "C/D Rate Tranche", a "Eurodollar Tranche" or an "Alternate Base Rate Tranche".

     "Transferees":  as defined in subsection 8.7(g).

     "Transfer Effective Date":  as defined in each Commitment
Transfer Supplement and each Bid Loan Assignment.

     "Type":  as to any Loan, its nature as a Alternate Base Rate
Loan, Eurodollar Loan or C/D Rate Loan, as the case may be.

    1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

          (b)  As used herein and in the Notes and any
certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


        SECTION 2.  THE COMMITTED RATE LOANS; THE BID LOANS;
                         AMOUNT AND TERMS

     2.1 The Committed Rate Loans. (a) During the Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make loans (individually, a "Committed Rate Loan") to the Borrower from time to time in an aggregate principal amount at any one time outstanding not to exceed such Lender's Commitment, provided that no Committed Rate Loan shall be made hereunder which would result in the Aggregate Loans being in excess of the aggregate amount of the Commitments then in effect. During the Commitment Period, the Borrower may use the Commitments by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.

       (b) The Committed Rate Loans may be (i) Eurodollar Loans,
(ii) Alternate Base Rate Loans, (iii) C/D Rate Loans or (iv) a combination thereof. Eurodollar Loans shall be made by each Lender at its Eurodollar Lending Office, and Alternate Base Rate and C/D Rate Loans shall be made by each Lender at its Domestic Lending Office.

          (c) Committed Rate Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A with appropriate insertions (a "Committed Rate Note"), payable to the order of such Lender and representing the obligation of the Borrower to pay the lesser of (a) the amount of the initial Commitment of such Lender and (b) the aggregate unpaid principal amount of all Committed Rate Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Committed Rate Loan made by such Lender, the maturity date thereof, the date and amount of each payment or prepayment of principal thereof and the interest rate with respect thereto on the schedule annexed to and constituting a part of its Committed Rate Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation shall not affect the obligations of the Borrower hereunder or under such Committed Rate Note. Each Committed Rate Note shall (i) be dated the Closing Date, (ii) be stated to mature on the Maturity Date with respect to each Committed Rate Loan evidenced thereby, and (iii) bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum determined as provided in subsections 2.8 and 2.10. Interest on each Committed Rate Note shall be payable as specified in subsections 2.8 and 2.10.

          (d) The Borrower may borrow Committed Rate Loans on any Business Day; provided, however, that the Borrower shall give the Agent irrevocable notice thereof (which notice must be received by the Agent (i) prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, (ii) prior to 12:00 Noon, New York City time, two Business Days prior to the requested Borrowing Date in the case of C/D Rate Loans and (iii) prior to 11:00 A.M., New York City time, on the requested Borrowing Date, in the case of Alternate Base Rate Loans). Each such notice shall be given by facsimile transmission substantially in the form of Exhibit D (with appropriate insertions) or shall be given by telephone (specifying the information set forth in Exhibit D) promptly confirmed by notice given by facsimile transmission substantially in the form of Exhibit D (with appropriate insertions). On the day of receipt of any such notice from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent set forth in subsection 8.3 at 11:00 A.M. (or 3:00 P.M., in the case of Alternate Base Rate Loans), New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent as the Agent may direct. The proceeds of all such Committed Rate Loans will then be made available to the Borrower by the Agent at the office of the Agent specified in subsection 8.3 by crediting the account of the Borrower on the books of such office of the Agent with the aggregate of the amount made available to the Agent by the Lenders and in like funds as received by the Agent.

     2.2 The Bid Loans. (a) The Borrower may borrow Bid Loans from time to time on any Business Day during the period from the Closing Date until the date occurring 7 days prior to the Termination Date in the manner set forth in this subsection and in amounts such that the Aggregate Loans at any time outstanding shall not exceed the aggregate amount of the Commitments at such time, provided, however, that the aggregate principal amount of the outstanding Bid Loans of a Bid Loan Lender may (but shall not be required to) exceed its Commitment.

          (b) (i) The Borrower shall request Bid Loans by delivering a Bid Loan Request to the Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the proposed Bid Loan Date (in the case of an Index Rate Bid Loan Request), and not later than 10:00 A.M. (New York City time) one Business Day prior to the proposed Bid Loan Date (in the case of an Absolute Rate Bid Loan Request). Each Bid Loan Request may solicit bids for Bid Loans in an aggregate principal amount of $50,000,000 or an integral multiple of $10,000,000 in excess thereof and for not more than three alternative Interest Periods for such Bid Loans. The Interest Period for each Bid Loan shall end not less than 7 days (one month in the case of Index Rate Bid Loans) nor more than 180 days (six months in the case of Index Rate Bid Loans) after the Bid Loan Date therefor (and in any event subject to the proviso to the definition of "Interest Period" in subsection 1.1). The Agent shall promptly notify each Bid Loan Lender by facsimile transmission of the contents of each Bid Loan Request received by it.

          (ii) In the case of an Index Rate Bid Loan Request, upon receipt of notice from the Agent of the contents of such Bid Loan Request, any Bid Loan Lender that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more Bid Loans at the Applicable Index Rate plus or minus a margin for each such Bid Loan determined by such Bid Loan Lender, in its sole discretion. Any such irrevocable offer shall be made by delivering a Bid Loan Offer to the Agent before 10:30 A.M. (New York City time) three Business Days before the proposed Bid Loan Date, setting forth the maximum amount of Bid Loans for each Interest Period, and the aggregate maximum amount for all Interest Periods, which such Lender would be willing to make (which amount may, subject to subsection 2.2(a), exceed such Lender's Commitment) and the margin above or below the Applicable Index Rate at which such Bid Loan Lender is willing to make each such Bid Loan; the Agent shall advise the Borrower before 11:15 A.M. (New York City time) three Business Days before the proposed Bid Loan Date of the contents of each such Bid Loan Offer received by it. If the Agent in its capacity as a Bid Loan Lender shall, in its sole discretion, elect to make any such offer, it shall advise the Borrower of the contents of its Bid Loan Offer before 10:15 A.M. (New York City time) three Business Days before the proposed Bid Loan Date.

          (iii) In the case of an Absolute Rate Bid Loan Request, upon receipt of notice from the Agent of the contents of such Bid Loan Request, any Bid Loan Lender that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more Bid Loans at a rate or rates of interest for each such Bid Loan determined by such Bid Loan Lender in its sole discretion. Any such irrevocable offer shall be made by delivering a Bid Loan Offer to the Agent before 9:30 A.M. (New York City time) on the proposed Bid Loan Date, setting forth the maximum amount of Bid Loans for each Interest Period, and the aggregate maximum amount for all Interest Periods, which such Bid Loan Lender would be willing to make (which amount may, subject to subsection 2.2(a), exceed such Bid Loan Lender's Commitment) and the rate or rates of interest at which such Bid Loan Lender is willing to make each such Bid Loan; the Agent shall advise the Borrower before 10:15 A.M. (New York City time) on the proposed Bid Loan Date of the contents of each such Bid Loan Offer received by it. If the Agent in its capacity as a Bid Loan Lender shall, in its sole discretion, elect to make any such offer, it shall advise the Borrower of the contents of its Bid Loan Offer before 9:15 A.M. (New York City time) on the proposed Bid Loan Date.

          (iv) The Borrower shall before 11:30 A.M. (New York City time) three Business Days before the proposed Bid Loan Date (in the case of Bid Loans requested by an Index Rate Bid Loan Request) and before 10:30 A.M. (New York City time) on the proposed Bid Loan Date (in the case of Bid Loans requested by an Absolute Rate Bid Loan Request) either, in its absolute discretion:

            (A) cancel such Bid Loan Request by giving the Agent telephone notice to that effect, or

            (B) accept one or more of the offers made by any Bid Loan Lender or Bid Loan Lenders pursuant to clause (ii) or clause
(iii) above, as the case may be, by giving telephone notice to the Agent (immediately confirmed by delivery to the Agent of a Bid Loan Confirmation) of the amount of Bid Loans for each relevant Interest Period to be made by each Bid Loan Lender (which amount shall be equal to or less than the maximum amount for such Interest Period specified in the Bid Loan Offer of such Bid Loan Lender, and for all Interest Periods included in such Bid Loan Offer shall be less than the aggregate maximum amount specified in such Bid Loan Offer for all such Interest Periods) and reject any remaining offers made by Bid Loan Lenders pursuant to clause (ii) or clause (iii) above, as the case may be; provided, however, that (x) the Borrower may not accept offers for Bid Loans for any Interest Period in an aggregate principal amount in excess of the maximum principal amount requested for such Interest Period in the related Bid Loan Request, (y) if the Borrower accepts any of such offers, it must accept offers strictly based upon pricing for such relevant Interest Period and no other criteria whatsoever and (z) if two or more Bid Loan Lenders submit offers for any Interest Period at identical pricing and the Borrower accepts any of such offers but does not wish to borrow the total amount offered by such Bid Loan Lenders with such identical pricing, the Borrower shall accept offers from all of such Bid Loan Lenders in amounts allocated among them pro rata according to the amounts offered by such Bid Loan Lenders (or as nearly pro rata as shall be practicable, after giving effect to the requirement that Bid Loans made by a Bid Loan Lender on a Bid Loan Date for each relevant Interest Period shall be in a principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof).

               (v) If the Borrower notifies the Agent that a Bid Loan Request is cancelled pursuant to clause (iv)(A) above, the Agent shall give prompt telephone notice thereof to the Bid Loan Lenders, and the Bid Loans requested thereby shall not be made.

               (vi) If the Borrower accepts pursuant to clause
(iv)(B) above one or more of the offers made by any Bid Loan Lender or Bid Loan Lenders, the Agent shall promptly notify by telephone each Bid Loan Lender which has made such an offer of the aggregate amount of such Bid Loans to be made on such Bid Loan Date for each Interest Period and of the acceptance or rejection of any offers to make such Bid Loans made by such Bid Loan Lender. Each Bid Loan Lender which is to make a Bid Loan shall, before 12:00 Noon (New York City time) on the Bid Loan Date specified in the Bid Loan Request applicable thereto, make available to the Agent at its office set forth in subsection 8.3 the amount of Bid Loans to be made by such Bid Loan Lender, in immediately available funds. The Agent will make such funds available to the Borrower as soon as practicable on such date at the Agent's aforesaid address. As soon as practicable after each Bid Loan Date, the Agent shall notify each Lender of the aggregate amount of Bid Loans advanced on such Bid Loan Date and the respective Interest Periods therefor.

               (viii) Bid Loans made by each Bid Loan Lender shall be evidenced by a promissory note of the Borrower substantially in the form of Exhibit B with appropriate insertions (a "Grid Bid Loan Note") or (pursuant to the terms of subsection 2.2(b)(viii) below), by a promissory note of the Borrower in the form of Exhibit C with appropriate insertions (an "Individual Bid Loan Note"). Each Grid Bid Loan Note shall represent the obligation of the Borrower to pay the lesser of (i) the aggregate Commitments and (ii) the aggregate unpaid principal amount of all Bid Loans made by such Bid Loan Lender (other than those evidenced by an Individual Bid Loan Note). Each Bid Loan Lender is hereby authorized to record the date and amount of each Bid Loan made by such Bid Loan Lender, the maturity date thereof, the date of payment thereof and the interest rate with respect thereto on the schedule annexed to and constituting a part of its Grid Bid Loan Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation shall not affect the obligations of the Borrower hereunder or under such Grid Bid Loan Note. Each Grid Bid Loan Note shall be dated the Closing Date.

               (viii) Amounts advanced by a Bid Loan Lender on a Bid Loan Date which have the same Interest Period and interest rate shall be deemed to constitute one Bid Loan so long as such amounts remain evidenced by the Grid Bid Loan Note of such Bid Loan Lender. Any such Bid Loan Lender that wishes such amounts to constitute more than one Bid Loan and to have each such Bid Loan evidenced by an Individual Bid Loan Note shall notify the Agent and the Borrower by facsimile transmission of the respective principal amounts of the Bid Loans (which principal amounts shall not be less than $10,000,000 for any of such Bid Loans) to be evidenced by each such Individual Bid Loan Note.
Not later than three Business Days after receipt of such notice, the Borrower shall deliver to such Bid Loan Lender an Individual Bid Loan Note payable to the order of such Bid Loan Lender in the principal amount of each such Bid Loan and otherwise conforming to the requirements of this Agreement. Upon receipt of such Bid Loan Note, such Bid Loan Lender shall endorse on the schedule attached to its Grid Bid Loan Note the transfer of such Bid Loan from such Grid Bid Loan Note to such Individual Bid Loan Note.


Within the limits and on the conditions set forth in this subsection, the Borrower may from time to time borrow under this subsection, repay pursuant to paragraph (d) below, and reborrow under this subsection.

            (d) The Borrower shall repay to the Agent for the account of each Bid Loan Lender which has made a Bid Loan (or the Bid Loan Assignee in respect thereof, as the case may be) on the last day of the Interest Period for each Bid Loan (such Interest Period being that specified by the Borrower for repayment of such Bid Loan in the related Bid Loan Request) the then unpaid principal amount of such Bid Loan. The Borrower shall not have the right to prepay any principal amount of any Bid Loan.

            (e) The Borrower shall pay interest on the unpaid principal amount of each Bid Loan from the applicable Bid Loan Date to the stated maturity date thereof, at the rate of interest determined pursuant to paragraph (b) above (calculated on the basis of a 360 day year for actual days elapsed), payable on the Interest Payment Date or dates specified by the Borrower for such Bid Loan in the related Bid Loan Request as provided in the Bid Note evidencing such Bid Loan. If all or a portion of the principal amount of any Bid Loan or any interest payable thereon shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting any rights of any Lender under this Agreement, bear interest at a rate per annum which is (x) in the case of overdue principal, 2% above the rate which would otherwise be applicable pursuant to the Bid Note evidencing such Bid Loan until the scheduled maturity date with respect thereto as set forth in the Bid Note evidencing such Bid Loan, and for each day thereafter at a rate per annum which is 2% above the Alternate Base Rate or (y) in the case of overdue interest, 2% above the Alternate Base Rate plus the Applicable Margin, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

     2.3 Denomination of Committed Rate Loans. Each borrowing of Committed Rate Loans shall be in an aggregate principal amount of $50,000,000 or a whole multiple of $10,000,000 in excess thereof.

     2.4 Fees. The Borrower agrees to pay to the Agent, for the ratable benefit of the Lenders, a facility fee (the

"Facility Fee") of .05% per annum of the aggregate Commitments from and including the date of this Agreement to but excluding the Termination Date and .05% per annum of the average principal amount of Committed Rate Loans outstanding from and after the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December and, as the case may be,
(a) on the Termination Date (in respect of the fee relating to the aggregate Commitments) and (b) on the date on which the Committed Rate Loans are fully repaid (in respect of the fee relating to outstanding Committed Rate Loans). Such quarterly payment made hereunder shall be a payment in consideration for holding open the availability of the Commitments for the quarterly period completed on the date payment is due.

     2.5 Changes of Commitments. (a) The Borrower shall have the right to terminate or reduce the unused portion of the Commitments at any time or from time to time upon not less than five Business Days' prior notice to the Agent (which shall notify the Lenders thereof as soon as practicable) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall be in a minimum amount of $50,000,000 or a whole multiple of $5,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Agent, provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Committed Rate Loans made on the effective date thereof, the then outstanding principal amount of the Aggregate Loans would exceed the amount of the Commitments then in effect.

          (b) The Commitments once terminated or reduced pursuant to this subsection may not be reinstated.

     2.6 Optional Prepayments. The Borrower may, upon five Business Days' irrevocable notice to the Agent (which shall notify the Lenders thereof as soon as practicable), prepay Committed Rate Loans. If any Committed Rate Loan shall be prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall, on the date of such payment, also pay all interest accrued on such Loan to the date of such payment and all amounts payable pursuant to subsection
2.16 in connection therewith.

    2.7 Minimum Principal Amount of Tranches and Maximum Number of Tranches. All borrowings, payments and prepayments in respect of Committed Rate Loans shall be in such amounts and be made pursuant to such elections so that after giving effect thereto the aggregate principal amount of the Committed Rate Loans comprising any Tranche shall not be less than $50,000,000 or a whole multiple of $10,000,000 in excess thereof, and there shall be no more than ten Tranches outstanding at any one time.

   2.8  Committed Rate Loan Interest Rates and Payment Dates.
(a) Each Committed Rate Loan comprising each Eurodollar Tranche shall bear interest for each day during each Interest
<page
Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

          (b)  Each Committed Rate Loan comprising each C/D Rate
Tranche shall bear interest for each day during each Interest
Period with respect thereto at a rate per annum equal to the C/D
Rate determined for such day plus the Applicable Margin.

          (c) The Committed Rate Loans comprising each Alternate
Base Rate Tranche shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

          (d) If all or a portion of the principal amount of any Committed Rate Loan which is a Eurodollar Loan or C/D Rate Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Committed Rate Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto.

          (e) If all or a portion of (i) the principal amount of any Committed Rate Loan, (ii) any interest payable thereon or
(iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, fees or other amounts, the rate described in paragraph (c) of this subsection plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (f) Interest on each Committed Rate Loan shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (e) of this subsection shall be payable from time to time on demand.

     2.9 Conversion Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans or C/D Rate Loans to Alternate Base Rate Loans, and to convert Eurodollar Loans or Alternate Base Rate Loans to C/D Rate Loans, by giving the Agent at least three Business Days' prior irrevocable written notice of such election, provided that any such conversion of Eurodollar Loans or C/D Rate Loans shall, subject to the second following sentence, only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Alternate Base Rate Loans or C/D Rate Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of C/D Rate Loans shall, subject to the following sentence, only be made on the last day of an Interest Period with respect thereto. If the last day of an Interest Period with respect to a C/D Rate Loan that is to be converted to a Eurodollar Loan is not a Business Day in London, then such conversion shall be made on the next succeeding Business Day in London and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan. All or any part of outstanding Eurodollar Loans, Alternate Base Rate Loans and C/D Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan or a C/D Rate Loan when any Default or Event of Default has occurred and is continuing and the Agent or the Required Lenders have determined that such conversion is not appropriate and (ii) partial conversions shall be in an aggregate principal amount of $50,000,000 or a whole multiple of $10,000,000 in excess thereof.

          (b) Any Eurodollar Loans or C/D Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in subsection 2.9(a); provided, that no Eurodollar Loan or C/D Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, and the Agent or the Required Lenders have determined that such a continuation is not appropriate, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan on the last day of the then current Interest Period with respect thereto.

     2.10 Computation of Interest and Fees. (a) Interest payable hereunder with respect to Alternate Base Rate Loans shall be calculated on the basis of a year of 365/6 days for the actual days elapsed. All other fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate and of a C/D Rate on the Business Day of the determination thereof. Any change in the interest rate on a Committed Rate Loan resulting from a change in the Alternate Base Rate, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations given by the Reference Lenders and the computations used by the Agent in determining any interest rate.

          (c) If any Reference Lender's Commitment shall terminate, for any reason whatsoever (otherwise than with termination of all the Commitments), such Reference Lender shall thereupon cease to be a Reference Lender, and if for any reason there shall cease to be at least three Reference Lenders, then the Agent (after consultation with the Borrower and the Lenders) shall, by notice to the Borrower and the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least three Reference Lenders.

          (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Agent as contemplated hereby. If any of the Reference Lenders shall be unable or otherwise fails to supply such rates to the Agent upon its request, the rate of interest shall, subject to the provisions of subsection 2.13, be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

     2.11 Pro Rata Treatment and Payments. Except as expressly provided in subsections 2.15(d), 2.18 or 8.2, as the case may be, each borrowing by the Borrower of Committed Rate Loans and any reduction of the Commitments shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment by the Borrower under this Agreement or any Note shall be applied, first, to any fees then due and owing pursuant to subsection 2.4, second, to interest then due and owing in respect of the Notes and, third, to principal then due and owing hereunder and under the Notes. Each payment by the Borrower on account of any fees pursuant to subsection 2.4 shall be made pro rata in accordance with the respective amounts due and owing. Except as expressly provided in subsections 2.15(d), 2.18 or 8.2, as the case may be, each payment (other than prepayments) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective amounts due and owing. Each prepayment on account of principal of the Loans shall be applied, first, to such of the Committed Rate Loans as the Borrower may designate (to be applied pro rata among the Lenders), and, second, after all Committed Rate Loans shall have been paid in full, to Bid Loans, pro rata according to the respective amounts outstanding; provided, that prepayments made pursuant to subsection 2.14 shall be applied in accordance with such subsection; and provided, further that nothing herein shall be deemed to permit optional prepayments on account of Bid Loans. All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim and shall be made to the Agent for the account of the Lenders at the Agent's office specified in subsection 8.3 in Dollars and in immediately available funds.
The Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan or Bid Loan made pursuant to an Index Rate Bid Loan Request becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

     2.12 Non-Receipt of Funds by the Agent. (a) Unless the Agent shall have been notified by a Lender prior to the date a Committed Rate Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Committed Rate Loan available to the Agent, the Agent may assume that such Lender has made such proceeds available to the Agent on such date, and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such amount is made available to the Agent on a date after such Borrowing Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount of such Lender's Commitment Percentage of such borrowing, times
(iii) a fraction, the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Commitment Percentage of such borrowing shall have become immediately available to the Agent and the denominator of which is 360. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage is not in fact made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to Alternate Base Rate Loans hereunder, on demand, from the Borrower.

          (b) Unless the Agent shall have been notified by the Borrower prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Agent may assume that the Borrower has made such payment when due, and the Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Agent, such Lender shall, on demand, repay to the Agent the amount made available to such Lender. If such amount is repaid to the Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period, times (ii) the amount made available to such Lender by the Agent pursuant to this paragraph (b), times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date on which such amount was made available to such Lender to the date on which such amount shall have been repaid to the Agent by such Lender and become immediately available to the Agent and the denominator of which is 360.

          (c) A certificate of the Agent submitted to the Borrower or any Lender with respect to any amount owing under this subsection shall be conclusive in the absence of manifest error.

     2.13 Inability to Determine Interest Rate. (a) Notwithstanding any other provision of this Agreement, if (i) the Agent determines that no Reference Lender is, for any reason whatsoever, quoting a rate referred to in the definition of Eurodollar Rate for any Interest Period or (ii) the Majority Lenders shall determine (which determination shall be conclusive) that the rates quoted by the Reference Lenders for the purpose of computing the Eurodollar Rate do not adequately and fairly reflect the cost to such Lenders of funding Eurodollar Loans that the Borrower has requested be outstanding as a Eurodollar Tranche during such Interest Period, the Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower and the Lenders at least two Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such Eurodollar Loans, any Loans that were requested to be made as Eurodollar Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as Eurodollar Loans shall be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Agent, no further Loans shall be made as, continued as, or converted into, Eurodollar Loans.

          (b) Notwithstanding any other provision of this Agreement, if (i) the Agent determines that no Reference Lender is, for any reason whatsoever, quoting a rate referred to in the definition of C/D Base Rate for any Interest Period or (ii) the Majority Lenders shall determine (which determination shall be conclusive) that the rates quoted by the Reference Lenders for the purpose of computing the C/D Rate do not adequately and fairly reflect the cost to such Lenders of funding C/D Rate Loans that the Borrower has requested be outstanding as a C/D Rate Tranche during such Interest Period, the Agent shall forthwith give telephone notice of such determination to the Borrower and the Lenders on or before the first day of such Interest Period. Unless the Borrower shall have notified the Agent after receipt of such telephone notice that it wishes to rescind or modify its request regarding such C/D Rate Loans, any Loans that were requested to be made as C/D Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as C/D Rate Loans shall be converted into Alternate Base Rate Loans. Until such notice has been withdrawn by the Agent, no further Loans shall be made as, continued as, or converted into, C/D Rate Loans.

          (c) In the event that the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period with respect to a proposed Bid Rate Loan to be made pursuant to an Index Rate Bid Loan Request, the Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower and the Bid Loan Lenders at least two Business Days prior to the proposed Bid Loan Date, and such Bid Loans shall not be made on such Bid Loan Date. Until any such notice has been withdrawn by the Agent, no further Index Rate Bid Loan Requests shall be submitted by the Borrower.

     2.14 Illegality. Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its Eurodollar Lending Office to make or maintain Eurodollar Loans as contemplated by this Agreement or to obtain in the interbank eurodollar market through its Eurodollar Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make Eurodollar Loans or continue Eurodollar Loans as such shall forthwith be cancelled and (c) such Lender's Committed Rate Loans then outstanding as Eurodollar Loans, if any, shall be repaid and reborrowed on the Interest Payment Date for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs reasonably incurred by such Lender in making any repayment in accordance with this subsection including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Loans hereunder. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Eurodollar Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this subsection; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

     2.15 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) does or shall subject such Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan or C/D Rate Loan made by it, or change the basis of taxation of payments to such Lender of principal, facility fee, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Lender);

          (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the C/D Rate hereunder or covered by subsection 2.15(b);

          (iii) does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining Loans or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its Eurodollar Loans and C/D Rate Loans. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or Eurodollar Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this subsection; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

          (b) In addition to amounts which may become payable from time to time pursuant to paragraph (a) of this subsection, the Borrower agrees to pay to each Lender which requests compensation under this paragraph (b) (by notice to the Borrower), on the last day of each Interest Period with respect to any Eurodollar Loan made by such Lender, so long as such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or, so long as such Lender may be required by such Board of Governors or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any

Eurodollar Loans), an additional amount (determined by such Lender and notified to the Borrower) representing such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period as a result of the applicability of the foregoing reserves to such Eurodollar Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

               (i) the principal amount of the Eurodollar Loans made by such Lender to which such Interest Period relates outstanding on such day; and

               (ii) the difference between (x) a fraction the numerator of which is the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Loan and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by such Board of Governors or other Governmental Authority on such date minus (y) such numerator; and

                (iii) a fraction the numerator of which is one and the denominator of which is 360.

          (c) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 15 days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction.

          (d) In the event that any Lender shall submit a request for reimbursement of additional amounts pursuant to subsection 2.15(a), (b) or (c), the Borrower may (i) provide, with the consent of the Agent (which consent shall not be unreasonably withheld), another financial institution to acquire, pursuant to subsection 8.7(d), the Commitment of such Lender and all amounts owing to such Lender in respect of Committed Rate Loans under this Agreement or (ii) prepay, in accordance with the terms and provisions of the Release to which such Lender shall be party, the outstanding Committed Rate Loans of such Lender in full, (together with all other amounts owing to such Lender hereunder (other than Bid Loans of such Lender), including, without limitation, amounts payable pursuant to subsection 2.16), and upon such prepayment, terminate the Commitment of such Lender. In addition, the Borrower will reimburse any Lender submitting such request for all such additional amounts incurred by such Lender, provided that no such reimbursement shall be required in respect of periods commencing (x) prior to the commencement of the Interest Period in respect of which such reimbursement is sought, in the case of any reimbursement pursuant to subsection 2.15(b), or (y) prior to the date which is 60 days prior to the date of such request, in all other cases. The Borrower will also be required to provide additional reimbursement to such Lender for periods subsequent to such request through the date of such replacement pursuant to clause
(i) above or through the date of such prepayment and cancellation pursuant to clause (ii) above, as the case may be.

          (e) The agreements in this subsection shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

     2.16 Indemnity. The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or interest on any Loan by such Lender in accordance with the terms of subsections 2.2(e) and 2.8(e), as the case may be, (b) default by the Borrower in making a borrowing after the Borrower has given a notice in accordance with subsection 2.1 or 2.2, (c) default by the Borrower in making any prepayment after the Borrower has given a notice in accordance with subsection 2.6 and/or (d) the making by the Borrower of a prepayment of a Committed Rate Loan on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this subsection submitted by any Lender, through the Agent, to the Borrower shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

     2.17 Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding, in the case of the Agent and each Lender, net income and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or such Lender, as the case may be, as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax on the Agent or such Lender (excluding a connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced this Agreement or the Notes), or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's Domestic Lending Office or Eurodollar Lending Office, as the case may be, is located or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, fees, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Agent or any Lender hereunder or under the Notes, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by the Borrower, as promptly as practicable thereafter, the Borrower shall send to the Agent, for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure.

          (b) Prior to the first Interest Payment Date each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent (i) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender which delivers to the Borrower and the Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the immediately preceding sentence further undertakes to deliver to the Borrower and the Agent two further copies of the said letter and Form 1001 or 4224 and Form W-8 or X-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrower, and such extensions or renewals thereof as may reasonably be requested by the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless in any such cases an event

(including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

          (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or Eurodollar Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this subsection; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.

          (d) The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

     2.18 Extension of Termination Date, Replacement of Exiting Lender. The Borrower may, at any time prior to the date which is thirty days prior to the then Termination Date, by written notice to the Agent (which notice the Agent shall promptly transmit to each Lender), request that the Termination Date be extended.
Each Lender shall respond to such request not earlier than the fifteenth day after the date of the Borrower's notice to the Agent (such fifteenth day, the "First Response Date") and not later than the twenty-ninth day after the date of such notice (the "Last Response Date"), with the failure of any Lender to respond being deemed to be a negative response. If and only if the Majority Lenders respond affirmatively to such request on or before the Last Response Date, the Agent shall so advise the Borrower, whereupon the Borrower shall immediately determine, and so advise the Agent, either (a) not to have the Termination Date extended or (b) to have the Termination Date extended, in which case the Termination Date shall be extended as to those Lenders that have agreed to such extension until the date which is 364 days after the First Response Date. In the event that the Majority Lenders agree to extend the Termination Date, but one or more Lenders (each an "Exiting Lender") do not agree to such extension, the Borrower shall, on or before the original Termination Date, either (i) provide, with the consent of the Agent (which consent shall not be unreasonably withheld), another financial institution to acquire, pursuant to subsection 8.7(d), the Commitment of such Exiting Lender and all amounts owing to such Exiting Lender in respect of Committed Rate Loans under this Agreement or (ii) prepay, in accordance with the terms and provisions of the Release to which such Lender shall be party, the outstanding Committed Rate Loans of such Exiting Lender in full, (together with all other amounts owing to such

Exiting Lender hereunder (other than Bid Loans of such Exiting Lender), including, without limitation, amounts payable pursuant to subsection 2.16), and upon such prepayment, terminate the Commitment of such Exiting Lender. The Termination Date may be extended for up to four successive periods pursuant to this subsection 2.18.


             SECTION 3.  REPRESENTATIONS AND WARRANTIES

     To induce the Lenders to enter into this Agreement and to make the Loans herein provided for, the Borrower hereby represents and warrants to the Agent and to each Lender that:

     3.1 Financial Condition. The consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1992 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Arthur Andersen & Co., copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). Neither the Borrower nor any of its consolidated Subsidiaries had, at the date of the balance sheet referred to above, any material Guarantee Obligation, contingent liabilities or liability for taxes, long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.

     3.2 No Change. Since December 31, 1992 there has been no development or event which has had a Material Adverse Effect.

     3.3 Corporate Existence; Compliance with Law. Each of the Borrower and its Significant Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or partnership power and authority and the legal right to own and operate all its material property, to lease the material property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or partnership and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to so qualify or be in good standing would not, in the aggregate, have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     3.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has full power and authority and the legal right to make, deliver and perform this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement by the Borrower. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery or performance of this Agreement or the Notes by the Borrower or with the validity or enforceability of this Agreement or the Notes against the Borrower. This Agreement has been duly executed and delivered on behalf of the Borrower. This Agreement constitutes a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The Borrower has full power and authority and the legal right to make, deliver and perform the Notes and to borrow hereunder and has taken all necessary action to authorize the borrowings contemplated by this Agreement on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of the Notes. On the Closing Date, each Committed Rate Note and Grid Bid Loan Note, and on the date of delivery thereof, each Individual Bid Loan Note, will have been duly executed and delivered on behalf of the Borrower and will constitute a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

     3.5 No Legal Bar; No Default. The execution, delivery and performance of this Agreement and the Notes, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the Borrower or of any of its Subsidiaries, and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

     3.6  No Material Litigation.  Except as set forth on
Schedule 3.6, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the best knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement or the Notes or any Loan or any of the transactions contemplated hereby, or (b) which would reasonably be expected to have a Material Adverse Effect.

     3.7  Investment Company Act.  The Borrower is not an
"investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     3.8 Federal Regulations. No part of the proceeds of any Loan hereunder will be used directly or indirectly for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

     3.9 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred resulting in any liability that has remained underfunded, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. Except for the Supplemental Executive Retirement Plan, the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount which would reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Commonly Controlled Entity is currently subject to any liability for a complete or partial withdrawal from a Multiemployer Retirement Plan.

     3.10 Environmental Matters. Except to the extent that all of the following, in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

          (a) To the best knowledge of the Borrower, the facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could give rise to liability under, any Environmental Law.

          (b) To the best knowledge of the Borrower, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business").

          (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) To the best knowledge of the Borrower, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

          (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

          (f) To the best knowledge of the Borrower, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     3.11 Purpose of Loans. The proceeds of the Loans will be used by the Borrower for its general corporate and working capital purposes, including, without limitation, additions to working capital, capital expenditures, acquisitions, stock repurchases and commercial paper back-up. This Agreement will replace the Existing Facility.

                SECTION 4.  CONDITIONS PRECEDENT

     4.1  Conditions to Initial Loans.  The obligation of each
Lender to make its initial Loan hereunder is subject to the satisfaction of the following conditions precedent:

          (a) Execution of Agreement. The Agent shall have received one or more counterparts of this Agreement, executed by a duly authorized officer of each party hereto.

          (b) Secretary's Certificate of the Borrower. The Agent shall have received, with a counterpart for each Lender, a certificate of the Secretary or Assistant Secretary of the Borrower dated the Closing Date, substantially in the form of Exhibit J with appropriate insertions and attachments.

          (c) Legal Opinion of Counsel to the Borrower. The Agent shall have received, with a copy for each Lender, an opinion of Louis L. Hoynes, Jr., Senior Vice President and General Counsel of the Borrower, dated the Closing Date and addressed to the Agent and the Lenders, substantially in the form of Exhibit K. Such opinion shall also cover such other matters incident to the transactions contemplated by this Agreement as the Agent shall reasonably require.

          (d) Fees. The Agent shall have received all fees, if any, owing pursuant to subsection 2.4.

          (e) Termination of Existing Facility. The Agent shall have received evidence satisfactory to it that all commitments under the Existing Facility have been terminated and all amounts owing thereunder, if any, have been paid in full.

          (f) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and its counsel.

     4.2 Conditions to All Loans. The obligation of each Lender to make any Loan to be made by it hereunder (including the initial Loan to be made by it hereunder) is subject to the satisfaction of the following conditions precedent on the date of making such Loan:

          (a)  Representations and Warranties.  The
representations and warranties made by the Borrower herein or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct in all material respects on and as of the date of such Loan as if made on and as of such date.

          (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Agreement.

          (c) Additional Conditions to Bid Loans. If such Loan is made pursuant to subsection 2.2:

               (i) all conditions set forth in such subsection shall have been satisfied;

               (ii)  the Agent shall have received for the
account of each Lender a Grid Bid Loan Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, and the Agent shall promptly forward such Notes to the appropriate Lenders; and

               (iii) the Agent shall have received, with a copy for each Lender, an opinion of the General Counsel of the Borrower, dated the date of making such Loan and addressed to the Agent and the Lenders, which shall cover matters in respect of the execution of the Grid Bid Loan Notes and Individual Bid Loan Notes in accordance with paragraph 3 of Exhibit K hereto and otherwise confirm the opinions rendered in the legal opinion delivered pursuant to subsection 4.1(c) on the Closing Date.

          (d) Additional Conditions to Committed Rate Loans. If such Loan is made pursuant to subsection 2.1:

               (i) all conditions set forth in such subsection shall have been satisfied;

               (ii)  the Agent shall have received for the
account of each Lender a Committed Rate Note conforming to the requirements hereof and executed by a duly authorized officer of the Borrower, and the Agent shall promptly forward such Notes to the appropriate Lenders; and

               (iii) the Agent shall have received, with a copy for each Lender, an opinion of the General Counsel of the Borrower, dated the date of making such Loan and addressed to the Agent and the Lenders, which shall cover matters in respect of the execution of the Committed Rate Notes in accordance with paragraph 3 of Exhibit K hereto and otherwise confirm the opinions rendered in the legal opinion delivered pursuant to subsection 4.1(c) on the Closing Date.

     Each acceptance by the Borrower of a Loan shall be deemed to constitute a representation and warranty by the Borrower as of the date of such Loan that the applicable conditions in paragraphs (a), (b) and (c) of this subsection have been satisfied.

     4.3 Conditions to All Committed Rate Loans. The obligation of each Lender to make any Committed Rate Loan to be made by it hereunder (including the initial Committed Rate Loan to be made by it hereunder) is subject to receipt by the Agent of a notice of borrowing from the Borrower in accordance with subsection 2.1.


               SECTION 5.  AFFIRMATIVE COVENANTS

     The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to the Agent or any Lender hereunder, the Borrower shall and, in the case of subsections 5.3, 5.4, 5.5 and 5.6, shall cause each of its Significant Subsidiaries to, and in the case of subsections 5.7 and 5.8 shall cause each of its Subsidiaries to:

     5.1 Financial Statements. Furnish to the Agent (with a sufficient number of copies for each Lender, which the Agent shall promptly furnish to each Lender):

          (a) as soon as available, but in any event within 120 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification, by Arthur Andersen & Co. or other firm of independent certified public accountants of nationally recognized standing; and

          (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the Borrower's Report on Form 10-Q for such quarter, as filed with the Securities Exchange Commission; all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or Responsible Officer, as the case may be, and disclosed therein).

     5.2  Certificates; Other Information.  Furnish to the Agent
(with a sufficient number of copies for each Lender, which the Agent shall promptly furnish to each Lender):

          (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in subsection 5.1(a) above and the Report on Form 10-Q for the Borrower's second fiscal quarter referred to in subsection 5.1(b) above, a certificate of a Responsible Officer stating that, to the best of such Responsible Officer's knowledge, the Borrower during such period observed or performed all of its covenants and other agreements, and satisfied every material condition, contained in this Agreement and in the Notes to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

          (c) within thirty days after the same are sent, copies of all reports (not otherwise provided pursuant to subsection 5.1) and other financial information which the Borrower sends to its stockholders, and within thirty days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (d) promptly, such additional financial and other information as the Agent, on behalf of any Lender, may from time to time reasonably request.

     5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such obligations, except when the amount or validity of such obligations and costs is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

     5.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its businesses; comply with all Contractual Obligations and Requirements of Law applicable to it except to the extent that failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

     5.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried; provided, however, that the Borrower may maintain self insurance plans to the extent companies of similar size and in similar businesses do so.

     5.6. Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its businesses and activities; and permit, during regular business hours and upon reasonable notice by the Agent, the Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records (other than materials protected by the attorney-client privilege and materials which the Borrower may not disclose without violation of a confidentiality obligation binding upon it) at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrower and its Significant Subsidiaries with officers and employees of the Borrower and its Significant Subsidiaries and with its independent certified public accountants.

     5.7. Notices. Promptly give notice to the Agent (which shall promptly transmit such notice to each Lender) of:

          (a) the occurrence of any material Default or Event of Default;

          (b) any default or event of default under any Contractual Obligation of the Borrower or any of its Significant
Subsidiaries which would reasonably be expected to have a Material Adverse Effect;

          (c) any litigation, or any investigation or proceeding known to the Borrower, affecting the Borrower or any of its Significant Subsidiaries which would reasonably be expected to have a Material Adverse Effect;

          (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

          (e) any other development or event which would reasonably be expected to have a Material Adverse Effect.

     Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

     5.8  Environmental Laws.

          (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect;

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings would not reasonably be expected to have a Material Adverse Effect; and

          (c) Defend, indemnify and hold harmless the Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Significant Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements in this paragraph shall survive repayment of the Notes and all other amounts payable hereunder.


                SECTION 6 EVENTS OF DEFAULT

     Upon the occurrence of any of the following events:

          (a) The Borrower shall fail to pay any principal on any Note when due in accordance with the terms thereof or hereof on the maturity date thereof; or the Borrower shall fail to pay any interest on any Note or any fee or other amount payable hereunder when due in accordance with the terms thereof or hereof and such failure shall continue unremedied for five Business Days; or

          (b) Any representation or warranty made or deemed made by the Borrower herein or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made; or

          (c) The Borrower shall default in any material respect in the observance or performance of any agreement contained in this Agreement (other than as described in paragraph (a) above), and such default shall continue unremedied for a period of 30 days; or

          (d)  The Borrower or any of its Significant
Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness (other than the Notes) in a principal amount outstanding of at least $100,000,000 in the aggregate for the Borrower and its Significant Subsidiaries or in the payment of any matured Guarantee Obligation in a principal amount outstanding of at least $100,000,000 in the aggregate for the Borrower and its Significant Subsidiaries beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness in a principal amount outstanding of at least $100,000,000 in the aggregate for the Borrower and its Significant Subsidiaries or Guarantee Obligation in a principal amount outstanding of at least $100,000,000 in the aggregate for the Borrower and its Significant Subsidiaries or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

          (e) (i) The Borrower or any of its Significant Subsidiaries shall commence any case, proceeding or other action
(A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any such Significant Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any such Significant Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any such Significant Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any such Significant Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any such Significant Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (f) One or more judgments or decrees shall be entered against the Borrower or any of its Significant Subsidiaries involving in the aggregate a liability (not paid when due or covered by insurance) of $100,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a Trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower, any of its Significant Subsidiaries or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, any Multiemployer Plan or (vi) any other event or condition shall occur or exist; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could have a material Adverse Effect; or

          (h) Either (i) a "person" or a "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of more than 25% of the then outstanding voting stock of the Borrower or (ii) a majority of the Board of Directors of the Borrower shall consist of individuals who are not Continuing Directors; "Continuing Director" means, as of any date of determination, (i) an individual who on the date two years prior to such determination date was a member of the Borrower's Board of Directors and (ii) any new Director whose nomination for election by the Borrower's shareholders was approved by a vote of at least 75% of the Directors then still in office who either were Directors on the date two years prior to such determination date or whose nomination for election was previously so approved;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (e) above, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken:
(i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice of default to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 6, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                    SECTION 7 THE AGENT

     7.1 Appointment. Each Lender hereby irrevocably designates and appoints Chemical Bank as the Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes Chemical Bank, as the Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

     7.2 Delegation of Duties. The Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
Without limiting the foregoing, the Agent may appoint CBASC as its agent to perform the functions of the Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Agent hereunder as are reasonably incidental to such functions.

     7.3 Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates (including, without limitation, CBASC) shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or for any failure of the Borrower to perform its obligations hereunder or thereunder. Neither the Agent nor CBASC shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by the Borrower of any of the agreements contained in, or conditions of, this Agreement (other than the receipt by the Agent of the documents specified in subsection 4.1), or to inspect the properties, books or records of the Borrower.

     7.4 Reliance by Agent. Each of the Agent and CBASC shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless (a) a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent and (b) the Agent shall have received the written agreement of such assignee to be bound hereby as fully and to the same extent as if such assignee were an original Lender party hereto, in each case in form satisfactory to the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     7.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

     7.6 Non-Reliance on Agent, Other Lenders and CBASC. Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent and CBASC that it has, independently and without reliance upon the Agent or any other Lender or CBASC, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent, CBASC or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     7.7 Indemnification. The Lenders agree to indemnify each of the Agent and CBASC in their respective capacities hereunder (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent or CBASC in any way relating to or arising out of this Agreement, the Notes or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent or CBASC under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's or CBASC's gross negligence or willful misconduct. The agreements in this subsection shall survive the termination of this Agreement and payment of the Notes and all other amounts payable hereunder.

     7.8 Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Agent were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

     7.9 Successor Agent. The Agent may resign as Agent upon 15 days' notice to the Borrower and the Lenders. If the Agent shall resign as Agent under this Agreement and the Notes, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Agent's resignation as Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


                 SECTION 8 MISCELLANEOUS

     8.1 Amendments and Waivers. Neither this Agreement, any Note, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the Notes for the purpose of adding any provisions to this Agreement or the Notes or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the Notes or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders or Majority Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 7 without the written consent of the then Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     8.2 Removal of a Lender by the Borrower. The Borrower may at any time, in its sole discretion, elect to remove any Lender (a "Removed Lender") from the syndicate of Lenders under this Agreement by delivering notice thereof to such Lender and the Agent. Any such removal by the Borrower of a Lender shall be effective on the date set forth in such notice, provided that the Borrower shall have either (i) provided, with the consent of the Agent (which consent shall not be unreasonably withheld), another financial institution to acquire, pursuant to subsection 8.7(d), the Commitment of such Removed Lender and all amounts owing to such Removed Lender in respect of Committed Rate Loans under this Agreement or (ii) prepaid, in accordance with the terms and provisions of the Release to which such Lender shall be party, the outstanding Committed Rate Loans of such Removed Lender in full, (together with all other amounts owing to such Removed Lender hereunder (other than Bid Loans of such Removed Lender), including, without limitation, amounts payable pursuant to subsection 2.16), and upon such prepayment, terminated the Commitment of such Removed Lender.

     8.3 Notices. Except as otherwise provided in Section 2, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 3 Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Agent, and as set forth on the signature pages hereof in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the
Notes:

     The Borrower:

          American Home Products Corporation
          685 Third Avenue
          New York, New York  10017-9085
          Attention:  Treasurer
Telecopier:  (212) 875-5771
          Telephone:  (212) 878-8649

     The Agent:
          Chemical Bank
          270 Park Avenue
          New York, New York  10017
          Attention:  Robert Kellas
          Telecopier:  (212) 270-2112
          Telephone:  (212) 270-3560

     CBASC:
          Chemical Bank Agency Services
Corporation
          140 East 45th Street
          New York, New York  10017-3162
          Attention:  Janet Belden
          Telecopier:  (212) 622-0001
          Telephone:   (212) 622-0011;

provided, however, that any notice, request or demand to or upon the Agent or the Lenders pursuant to subsections 2.1, 2.2, 2.3, 2.5, 2.6 and 2.12 shall not be effective until received.

     8.4 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     8.5 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans.

     8.6 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, printing and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse each Lender and the Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, the fees and disbursements of counsel to the Agent and to the several Lenders, and (c) on demand, to pay, indemnify, and hold each Lender and the Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Agent harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes and any such other documents (all the foregoing, collectively, the "indemnified liabilities"); provided, however, that the Borrower shall have no obligation hereunder to the Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Agent or any such Lender, (ii) legal proceedings commenced against the Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded such security holder or creditor solely in its capacity as such or (iii) legal proceedings commenced against any Lender by any other Lender or the Agent. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

     8.7 Successors and Assigns; Participations; Purchasing Lenders. 1. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (a) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have, to the extent permitted by applicable law, the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 8.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.15, 2.16, 2.17 and 8.6 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender agrees that the participation agreement (or any other document) pursuant to which any Participant acquires its participating interest may afford voting rights to such Participant only with respect to matters requiring the consent of all of the Lenders hereunder.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Bid Loan Assignees") any Bid Loan owing to such Lender and any Individual Bid Loan Note held by such Lender evidencing such Bid Loan, pursuant to a Bid Loan Assignment executed by the assignor Lender and the Assignee. Upon such execution, from and after the Transfer Effective Date specified in such Bid Loan Assignment, the Bid Loan Assignee shall, to the extent of the assignment provided for in such Bid Loan Assignment and to the extent permitted by applicable law, be deemed to have the same rights and benefits with respect to such Bid Loans and Individual Bid Loan Note and the same rights of setoff and obligation to share pursuant to subsection 8.8 as it would have had if it were a Lender hereunder; provided, that unless such Bid Loan Assignment shall otherwise specify and a copy of such Bid Loan Assignment shall have been delivered to the Agent for its acceptance and recording in the Register in accordance with subsection 8.7(f), the assignor Lender shall act as collection agent for the Bid Loan Assignee, and the Agent shall pay all amounts received from the Borrower which are allocable to the assigned Bid Loan or Bid Note directly to the assignor Lender without any further liability to the Bid Loan Assignee. The Bid Loan Assignee shall not, by virtue of such Bid Loan Assignment, become a party to this Agreement or have any rights to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any related document; provided, that (x) the assignor Lender and the Bid Loan Assignee may, in their discretion, agree between themselves upon the manner in which the assignor Lender will exercise its rights under this

Agreement and any related document, and (y) if a copy of such Bid Loan Assignment shall have been delivered to the Agent for its acceptance and recording in the Register in accordance with subsection 8.7(f), neither the principal amount of, the interest rate on, nor the maturity date of any Bid Loan or Bid Note assigned to a Bid Loan Assignee will be modified without the written consent of such Bid Loan Assignee.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to any Lender or any affiliate thereof and, with the consent of the Borrower, in its absolute discretion, and the Agent (which consent shall not be unreasonably withheld), to one or more additional banks or financial institutions ("Purchasing Lenders"), all or any part of its rights and obligations under this Agreement and the Notes in minimum amounts of $25,000,000 (or, if less, the entire amount of such Lender's obligations) pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender, such transferor Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower and the Agent), and delivered to the Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender's rights and obligations under this Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the Committed Rate Note delivered to the Agent pursuant to such Commitment Transfer Supplement a new Committed Rate Note to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and a new Grid Bid Loan Note to the order of such Purchasing Lender in an amount equal to the aggregate Commitments and, unless the transferor Lender has not retained a Commitment hereunder, a new Committed Rate Note to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Committed Rate Note and Grid Bid Loan Note shall be dated the Closing Date and shall otherwise be in the form of the Committed Rate Note and Grid Bid Loan Note replaced thereby. The Committed Rate Note and Grid Bid Loan Note, if any, surrendered by the transferor Lender shall be returned by the Agent to the Borrower marked "cancelled".

          (d) The Agent shall maintain at its address referred to in subsection 8.3 a copy of each Bid Loan Assignment and each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of (i) the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time, and
(ii) with respect to each Bid Loan Assignment delivered to the Agent, the name and address of the Bid Loan Assignee and the principal amount of each Bid Loan owing to such Bid Loan Assignee. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender or Bid Loan Assignee at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a Bid Loan Assignment executed by an assignor Lender and a Bid Loan Assignee, together with payment to the Agent (by the assignor Lender or the Bid Loan Assignee, as agreed between them) of a registration and processing fee of $1,000, the Agent shall (i) accept such Bid Loan Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the assignor Lender, the Bid Loan Assignee and the Borrower. Upon its receipt of a Commitment Transfer Supplement executed by a transferor Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrower and the Agent) together with payment to the Agent (by the transferor Lender or the Purchasing Lender, as agreed between them) of a registration and processing fee of $3,000 for each Purchasing Lender listed in such Commitment Transfer Supplement, and the Notes subject to such Commitment Transfer Supplement, the Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register and (iii) give prompt notice of such acceptance and recordation to the Lenders and the Borrower.

          (f) The Borrower authorizes each Lender to disclose to any Participant, Bid Loan Assignee or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) If, pursuant to this subsection, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Lender, the Agent and the Borrower either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 (wherein such Transferee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), (iii) to furnish to the transferor Lender, the Agent and the Borrower either U.S. Internal Revenue Service Form W-8 or U.S. Internal Revenue Service Form W-9 (wherein such Transferee claims entitlement to complete exemption from U.S. federal backup withholding tax on all interest payments hereunder) and (iv) to agree (for the benefit of the transferor Lender, the Agent and the Borrower) to provide the transferor Lender, the Agent and the Borrower a new Form 4224 or Form 1001 and Form W-8 or Form W-9 upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such Transferee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption and such backup withholding tax exemption.

          (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Agreement (including, without limitation, any right to payment of principal and interest under any Note) to any Federal Reserve Bank in accordance with applicable laws.

     8.8 Adjustments; Set-off. (a) Each Lender agrees that if any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Committed Rate Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (e) of Section 6, or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Committed Rate Loans, or interest thereon (except as expressly provided in subsections 2.15(d), 2.18 or 8.2, as the case may be), such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Committed Rate Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Committed Rate Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

          (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, or any part thereof in such amounts as such Lender may elect, against and on account of the obligations and liabilities of the Borrower to such Lender hereunder and claims of every nature and description of such Lender against the Borrower, in any currency, whether arising hereunder, under the Notes or under any documents contemplated by or referred to herein or therein, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Event of Default.
Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

     8.9 Table of Contents and Section Headings. The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Agreement.

     8.10 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

     8.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.12 Integration. This Agreement and the Notes represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent, the Borrower or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes.

     8.13  GOVERNING LAW.  THIS AGREEMENT AND THE NOTES AND THE
RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND
THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN
ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     8.14 Consent to Jurisdiction and Service of Process; Waivers. (a) All judicial proceedings brought against the Borrower with respect to this Agreement or any Note may be brought in any state or federal court of competent jurisdiction in the State of New York, and, by execution and delivery of this Agreement, the Borrower accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been taken or is available. The Borrower irrevocably agrees that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address set forth in subsection 8.3 or at such other address of which the Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrower to be effective and binding service in every respect. Each of the Borrower, the Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower in the court of any other jurisdiction.

          (b) Each of the Borrower, the Agent and the Lenders hereby irrevocably and unconditionally waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

     8.15 Confidentiality. Each of the Lenders agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors or counsel or to another Lender) any information with respect to the Borrower which is furnished pursuant to this Agreement, the Notes or any documents contemplated by or referred to herein or therein and which is designated by the Borrower to the Lenders in writing as confidential, except that any Lender may disclose any such information (a) as has become generally available to the public other than by a breach of this Section 8.15, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in response to any summons or subpoena or any law, order, regulation or ruling applicable to such Lender, or (d) to any prospective participant or assignee in connection with any contemplated transfer pursuant to Section 8.7, provided that such prospective transferee shall have been made aware of this Section
8.15 and shall have agreed to be bound by its provisions as if it were a party to this Agreement.

     8.16 Acknowledgements. The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes;

          (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement and the relationship between Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith is solely that of debtor and creditor; and

          (c) no joint venture exists among the Lenders or among the Borrower and the Lenders.

     8.17  WAIVERS OF JURY TRIAL.  THE BORROWER, THE AGENT AND
THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY
JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT
OR THE NOTES AND FOR ANY COUNTERCLAIM THEREIN.


     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by its proper and duly authorized officers as of the day and year first above written.


               AMERICAN HOME PRODUCTS CORPORATION


               By:/s/John R. Considine
               Title:


               CHEMICAL BANK,
               as Agent and as a Lender


               By:/s/ Nancy Mistretta
               Title:Managing Director


$75,000,000         7.5%      CHEMICAL BANK

                              Domestic Lending Office:

                              CHEMICAL BANK
                              270 Park Avenue
                              New York, New York  10017
                              Attn:  Ms. Elizabeth Chow

                              Eurodollar Lending Office:

                              CHEMICAL BANK
                              270 Park Avenue
                              New York, New York  10017
                              Attn:  Ms. Elizabeth Chow


$75,000,000         7.5%      CIBC, INC.


                              By:/s/ Illegible
                              Title: Vice President

                              Domestic Lending Office:

                              CIBC, Inc.
                              Two Paces West,
                              2727 Paces Ferry Road, Suite 1200
                              Atlanta, Georgia  30339
                              Attn:  Ms. Kim Swink

                              Eurodollar Lending Office:

                              CIBC, Inc.
                              Two Paces West,
                              2727 Paces Ferry Road, Suite 1200
                              Atlanta, Georgia  30339
                              Attn:  Ms. Kim Swink

                              Any notice, request or demand in
                              respect of the Bid Loans shall be
                              delivered to:

                              CIBC, Inc.
                              425 Lexington Avenue
                              New York, New York  10017
                              Attn:  Ms. Carol Kizzia


$75,000,000         7.5%      COMMERZBANK AG, GRAND CAYMAN
                                        BRANCH


                              By:/s/ Illegible
                              Title: Vice President

                              Domestic Lending Office:

                              Commerzbank AG, New York Branch
                              2 World Financial Center
                              New York, New York  10281-1050
                              Attn:  Mr. Andreas Bremer

                              Eurodollar Lending Office:

                              Commerzbank AG, Grand Cayman Branch
                              2 World Financial Center
                              New York, New York  10281-1050
                              Attn:  Mr. Andreas Bremer

$75,000,000         7.5%      J.P. MORGAN DELAWARE


                              By: /s/ David Morris
                              Title: Vice President

                              Domestic Lending Office:

                              J.P. Morgan Delaware
                              902 Market Street
                              Wilmington, Delaware  19801
                              Attn:  Mr. David J. Morris

                              Eurodollar Lending Office:

                              J.P. Morgan Delaware
                              902 Market Street
                              Wilmington, Delaware  19801
                              Attn:  Mr. David J. Morris


$75,000,000         7.5%      WACHOVIA BANK OF GEORGIA, N.A.


                              By:/s/ Illegible
                              Title: Vice President

                              Domestic Lending Office:

                              Wachovia Corporate Services, Inc.
                              Carnegie Hall Tower, 37th Floor
                              152 W. 57th Street
                              New York, New York  10019
                              Attn:  Ms. Pendleton Gray Whisnant

                              Eurodollar Lending Office:

                              Wachovia Corporate Services, Inc.
                              Carnegie Hall Tower, 37th Floor
                              152 W. 57th Street
                              New York, New York  10019
                              Attn:  Ms. Pendleton Gray Whisnant

$50,000,000         5.0%      ABN AMRO BANK N.V.


                              By:/s/ Denise A. Gallegher
                                 /s/ Nancy F. Watkins
                              Title: Vice President
                              Group Vice President

                              Domestic Lending Office:

                              ABN AMRO Bank N.V.
                              500 Park Avenue
                              New York, New York  10022
                              Attn:  Ms. Denise Gallagher

                              Eurodollar Lending Office:

                              ABN AMRO Bank N.V.
                              500 Park Avenue
                              New York, New York  10022
                              Attn:  Ms. Denise Gallagher


$50,000,000         5.0%      BANK OF MONTREAL


                              By:/s/ Sharron P. Walsh
                              Title: Director

                              Domestic Lending Office:

                              Bank of Montreal/Harris Bank
                              115 South LaSalle Street
                              Chicago, Illinois  60603
                              Attn:  Ms. Sharron P. Walsh

                              Eurodollar Lending Office:

                              Bank of Montreal/Harris Bank
                              115 South LaSalle Street
                              Chicago, Illinois  60603
                              Attn:  Ms. Sharron P. Walsh

$50,000,000         5.0%      CITIBANK, N.A.

                              By:/s/ Hans F. Horn
                              Title:Vice President

                              Domestic Lending Office:

                              Citibank, N.A.
                              399 Park Avenue
                              New York, New York  10043
                              Attn:  Mr. Hans Horn

                              Eurodollar Lending Office:

                              Citibank, N.A.
                              399 Park Avenue
                              New York, New York  10043
                              Attn:  Mr. Hans Horn


$50,000,000         5.0%      ISTITUTO BANCARIO SAN PAOLO DI
                              TORINO S.P.A.


                              By:/s/ Illegible
                              Title: Vice President

                              Domestic Lending Office:

                              San Paolo Bank
                              245 Park Avenue
                              New York, New York  10167
                              Attn:  Mr. Wendell Jones

                              Eurodollar Lending Office:

                              San Paolo Bank
                              245 Park Avenue
                              New York, New York  10167
                              Attn:  Mr. Wendell Jones

$50,000,000         5.0%      NATIONAL WESTMINSTER BANK PLC


                              By:/s/ Illegible
                              Title: Vice President

                              Domestic Lending Office:

                              National Westminster Bank PLC -
                              New York Branch
                              175 Water Street, 21st Floor
                              New York, New York  10038-4924
                              Attn:  Mr. Robert Passarello

                              Eurodollar Lending Office:

                              National Westminster Bank PLC -
                              Nassau Branch
                              175 Water Street, 21st Floor
                              New York, New York  10038-4924
                              Attn:  Mr. Robert Passarello

$50,000,000         5.0%      THE SUMITOMO BANK, LIMITED

                              By:/s/ Illegible
                              Title:Joint General Manager

                              Domestic Lending Office:

                              The Sumitomo Bank, Limited
                              One World Trade Center
                              Suite 9651
                              New York, New York  10048
                              Attn:  U.S. Corporate Department

                              Eurodollar Lending Office:

                              The Sumitomo Bank, Limited
                              One World Trade Center
                              Suite 9651
                              New York, New York  10048
                              Attn:  U.S. Corporate Department

$50,000,000         5.0%      SWISS BANK CORPORATION, NEW YORK
                              BRANCH


                              By:/s/ Colin T. Taylor
                              Title: Director

                              By:/s/ Illegible
                              Title: Associate Director

                              Domestic Lending Office:

                              Swiss Bank Corporation, New York
                                Branch
                              10 East 50th Street
                              New York, New York  10022
                              Attn:  Mr. Colin T. Taylor

                              Eurodollar Lending Office:

                              Swiss Bank Corporation, Cayman
                                Islands Branch
                              c/o Swiss Bank Corporation,
                                New York Branch
                              10 East 50th Street
                              New York, New York  10022
                              Attn:  Mr. Colin T. Taylor

$25,000,000         2.5%      BANCA DI ROMA - NEW YORK BRANCH


                              By:/s/ Illegible
                              /s/Ralph L. Riehle
                              Title: Vice President
                              F.V.P.

                              Domestic Lending Office:

                              Banca di Roma - New York Branch
                              100 Wall Street
                              New York, New York  10005
                              Attn:  Mr. Ralph L. Riehle

                              Eurodollar Lending Office:

                              Banca di Roma - New York Branch
                              100 Wall Street
                              New York, New York  10005
                              Attn:  Mr. Ralph L. Riehle

$25,000,000         2.5%      THE BOATMAN'S NATIONAL BANK OF

                                 ST. LOUIS


                              By:/s/ J. David Kennenbeck
                              Title: Corporate Banking Officer

                              Domestic Lending Office:

                              The Boatman's National Bank of
                               St. Louis
                              800 Market Street
                              P.O. Box #236
                              St. Louis, Missouri  63166-0236
                              Attn:  Mr. J. David Kennebeck

                              Eurodollar Lending Office:

                              The Boatman's National Bank of
                               St. Louis
                              800 Market Street
                              P.O. Box #236
                              St. Louis, Missouri  63166-0236
                              Attn:  Mr. J. David Kennebeck

$25,000,000         2.5%      THE CHASE MANHATTAN BANK, N.A.

                              By:/s/ Robert W. Cook
                              Title: Managing Director

                              Domestic Lending Office:

                              The Chase Manhattan Bank, N.A.
                              One Chase Manhattan Plaza
                              New York, New York  10081
                              Attn:  Mr. Robert W. Cook

                              Eurodollar Lending Office:

                              The Chase Manhattan Bank, N.A.
                              One Chase Manhattan Plaza
                              New York, New York  10081
                              Attn:  Mr. Robert W. Cook

$25,000,000         2.5%      CORESTATES BANK, N.A.


                              By:/s/ James A. Bennett
                              Title: Senior Vice President

                              Domestic Lending Office:

                              CoreStates Bank, N.A.
                              P.O. Box 7618
                              1345 Chestnut Street
                              Philadelphia, Pennsylvania  19101
                              Attn:  Mr. James A. Bennett

                              Eurodollar Lending Office:

                              CoreStates Bank, N.A.
                              P.O. Box 7618
                              1345 Chestnut Street
                              Philadelphia, Pennsylvania  19101
                              Attn:  Mr. James A. Bennett


$25,000,000         2.5%      CREDIT LYONNAIS NEW YORK BRANCH


                              By:/s/ Sebastion Rocco
                              Title: First Vice President

                              Domestic Lending Office:

                              Credit Lyonnais New York Branch
                              1301 Avenue of the Americas
                              New York, New York  10019
                              Attn:  Mr. Michael Moretti


                              CREDIT LYONNAIS CAYMAN ISLAND
                                BRANCH


                              By:/s/ Illegible
                              Title:

                              Eurodollar Lending Office:

                              Credit Lyonnais Cayman Island
                               Branch
                              c/o Credit Lyonnais New York Branch
                              1301 Avenue of the Americas
                              New York, New York  10019
                              Attn:  Mr. Michael Moretti

$25,000,000         2.5%      CRESTAR BANK


                              By:/s/ Keith A. Hubbard
                              Title:Senior Vice President

                              Domestic Lending Office:

                              Crestar Bank
                              919 East Main Street
                              Richmond, Virginia  23219
                              Attn:  Mr. Keith A. Hubbard

                              Eurodollar Lending Office:

                              Crestar Bank
                              919 East Main Street
                              Richmond, Virginia  23219
                              Attn:  Mr. Keith A. Hubbard


$25,000,000         2.5%      THE DAI-ICHI KANGYO BANK, LTD.


                              By:/s/ Andreas Panteli
                              Title: Vice President

                              Domestic Lending Office:

                              The Dai-ichi Kangyo Bank, Ltd.
                              One World Trade Center, 48th Floor
                              New York, New York  10048
                              Attn:  Mr. Andreas Panteli

                              Eurodollar Lending Office:

                              The Dai-ichi Kangyo Bank, Ltd.
                              One World Trade Center, 48th Floor
                              New York, New York  10048
                              Attn:  Mr. Andreas Panteli

$25,000,000         2.5%      THE FIRST NATIONAL BANK OF BOSTON


                              By:/s/ William F. Hamilton
                              Title: Vice President

                              Domestic Lending Office:

                              The First National Bank of Boston
                              100 Federal Street, 1-6-12
                              Boston, Massachusetts  02110
                              Attn:  Mr. William F. Hamilton

                              Eurodollar Lending Office:

                              The First National Bank of Boston
                              100 Federal Street, 1-6-12
                              Boston, Massachusetts  02110
                              Attn:  Mr. William F. Hamilton

$25,000,000         2.5%      THE FUJI BANK, LIMITED
                               NEW YORK BRANCH


                              By:/s/ Illegible
                              Title:Vice President and Manager

                              Domestic Lending Office:

                              The Fuji Bank, Limited
                              New York Branch
                              Two World Trade Center, 79th Floor
                              New York, New York  10048
                              Attn:  Ms. Chigusa Tada

                              Eurodollar Lending Office:

                              The Fuji Bank, Limited
                              New York Branch
                              Two World Trade Center, 79th Floor
                              New York, New York  10048
                              Attn:  Ms. Chigusa Tada

$25,000,000         2.5%      THE SANWA BANK LIMITED, NEW YORK
                                BRANCH


                              By:/s/ Joseph E. Leo
                              Title: Vice President

                              Domestic Lending Office:

                              The Sanwa Bank Limited, New York
                               Branch
                              55 E. 52nd Street
                              New York, New York 10055
                              Attn:  Mr. Joseph Leo

                              Eurodollar Lending Office:

                              The Sanwa Bank Limited, New York
                               Branch
                              55 E. 52nd Street
                              New York, New York 10055
                              Attn:  Mr. Joseph Leo


$25,000,000         2.5%      WESTPAC BANKING CORPORATION


                              By:/s/ Pamela L. Atkins
                              Title: Assistant Vice President

                              Domestic Lending Office:

                              Westpac Banking Corporation
                              335 Madison Avenue (27th Floor)
                              New York, New York  10017
                              Attn:  Ms. Pamela L. Atkins

                              Eurodollar Lending Office:

                              Westpac Banking Corporation
                              335 Madison Avenue (27th Floor)
                              New York, New York  10017
                              Attn:  Ms. Pamela L. Atkins

                                                     Schedule 3.6



                     Material Litigation


                                   NONE